UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) July 17, 1998


                                AMPEX CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                 0-20292                   13-3667696
--------------------------------------------------------------------------------
(State or Other          (Commission)              (I.R.S. Employer
Jurisdiction of          File Number)              Identification
Incorporation)                                     No.)


                    500 Broadway, Redwood City, CA 94063-3199
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code (650) 367-2011
                                                   -----------------------------

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)



752594.1

                    INFORMATION TO BE INCLUDED IN THE REPORT


          This Form 8-K/A amends the Registrant's Report on Form 8-K dated July 17, 1998 and is filed pursuant to instruction 4 to Item 7 to such form with respect to financial statements of a business acquired reported in such 8-K.



Item 7.  Financial Statements and Exhibits.


          (a) and (b). Financial Statements of Business Acquired; Pro Forma Financial Information. The financial statements and related pro forma financial information required to be filed pursuant to Item 7(a) and (b) are filed herewith.

          (c). Exhibits.

          The Exhibits to this Current Report on Form 8-K/A are listed in the
Exhibit Index which appears elsewhere herein and is incorporated herein by reference.

752594.1
                                       -2-

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be on its behalf by the undersigned hereunto duly authorized.

AMPEX CORPORATION


Date:  September 25, 1998                 By:  /s/ Craig L. McKibben
                                                --------------------------------
                                                Craig L. McKibben
                                                Vice President, Chief Financial
                                                Officer and Treasurer




752594.1
                                       -3-

                                AMPEX CORPORATION
                                   FORM 8-K/A


                                 EXHIBIT INDEX


         Exhibit Number                             Description

         27.1                                       Financial Data Schedule

         27.2                                       Financial Data Schedule


752594.1
                                       -4-

                                AMPEX CORPORATION
              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS




         During the second quarter of 1998, the Company completed the acquisition of MicroNet, (the "MicroNet Acquisition"). The MicroNet Acquisition has been accounted for as a purchase, effective as of June 30, 1998, and the Company has been managing the affairs of MicroNet since that date. In connection with the MicroNet Acquisition, the Company has issued 720,000 shares of its Common Stock to MicroNet's shareholders, and has acquired MicroNet subject to MicroNet preferred stock valued at approximately $1.0 million, notes payable of $5.4 million and other liabilities estimated at approximately $4.1 million. Assets acquired consisted of $3.8 million of current assets, $0.4 million of plant and equipment and $2.9 million of in-process research and development and other intangibles of $4.0 million. The Company has charged operations in the second quarter of 1998 with the acquired in-process research and development and intends to amortize intangibles on a straight-line basis over 8 years. The shares of Common Stock and MicroNet preferred stock are being held in escrow pending completion of the closing date balance sheet and the resolution of other contingencies.

          Pro forma combined results of operations of the Company and MicroNet as if the acquisition had been completed at the beginning of the periods are presented on the Pro Forma Consolidated Statements of Operations.

         This method of consolidating historical financial statements for the presentation of the pro forma consolidated statements is for presentation only. Actual statements of operations of the companies will be consolidated from the closing date of the acquisition with no retroactive restatements. The unaudited pro forma consolidated financial statements are provided for illustrative purposes only and are not necessarily indicative of the consolidated financial results of operations that would have been reported had the MicroNet Acquisition occurred on the dates indicated, nor do they represent a forecast of the consolidated results of operations for any future period. The unaudited pro forma consolidated statements should be read in conjunction with the historical financial statements and accompanying notes.

                                               Ampex           MicroNet          Pro Forma               Pro Forma
                                            Corporation      Technology, Inc.     Adjustments *        Consolidated
                                          -------------      ----------------   -------------        --------------
                                             Year ended       Year ended         Year ended             Year ended
                                            December 31,     December 31,       December 31,           December 31,
                                          --------------     ----------------   ------------         --------------
                                                1997             1997               1997                   1997
                                          --------------     ----------------   ------------         --------------

Net sales                                 $     80,311       $  32,226          $      -             $     112,537
Cost of sales                                   41,140          30,067                 -                    71,207
                                          --------------     ---------------    ------------         -------------
 Gross profit                                   39,171           2,159                 -                    41,330

Selling and administrative                      24,452          14,424                 -                    38,876
Research, development and                       15,464             155                 -                    15,619
engineering
Royalty income                                (12,550)               -                 -                   (12,550)
Amortization of intangible                           -               -               497 (b)                   497
assets
Restructuring charges (credits)                (1,659)               -                 -                    (1,659)
                                          --------------     ----------         ------------         --------------
 Operating income (loss)                        13,464         (12,420)             (497)                      547
Interest expense                                    86             930                 -                     1,016
Interest income                                 (2,991)              -                 -                    (2,991)
Other (income) expense, net                         59               -                 -                        59
 Income (loss) from continuing operations --------------     ----------         ------------         -------------
 before income taxes                            16,310         (13,350)             (497)                    2,463
Provision for income taxes                       1,507               -                 -                     1,507
                                          --------------     ----------         ------------         -------------
 Net Income (loss)                        $     14,803       $ (13,350)         $   (497)           $         956
                                          ==============     ==========         ============         =============




Basic income per share :
  Income per share                        $       0.32                                               $        0.02
                                          ============                                               =============

Weighted average number of common           45,616,344                                                  45,616,344
shares outstanding                        ============                                                ============

Diluted income per share :

  Income per share                        $       0.32                                               $        0.02
                                          ============                                               =============

Weighted average  number of common          46,461,321                                           (c)    47,181,321
shares outstanding                        ============                                               =============


*See accompanying Notes to Unaudited Pro Forma Consolidated Financial
 Statements.

                               AMPEX CORPORATION
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                       (in thousands, except share data)



                                                         Ampex                 MicroNet           Pro Forma            Pro Forma
                                                      Corporation          Technology, Inc.      Adjustments         Consolidated
                                                    Six months ended      Six months ended    Six months ended     Six months ended
                                                          1998                  1998                 1998                1998

Net sales                                              $   32,020          $  11,161           $        -           $       43,181
Cost of sales                                              17,599              7,938                    -                   25,537
                                                       ----------          ---------           ----------           --------------
 Gross profit                                              14,421              3,223                    -                   17,644

Selling and administrative                                 10,108              3,963                    -                   14,071
Research, development and engineering                       6,161                 70                    -                    6,231
Royalty income                                             (3,504)                 -                    -                   (3,504)
Amortization of intangible assets                               -                  -                  249 (b)                  249
Restructuring charges                                       2,800                  -                    -                    2,800
Acquisition of in-process research and development          2,940                  -               (2,940)(a)                    -
                                                       -----------         ---------           --------------       ---------------
 Operating income (loss)                                  (4,084)              (810)                   2,691                (2,203)

Interest expense                                            1,575                453                    -                    2,028
Amortization of debt financing costs                           97                  -                    -                       97
Interest income                                            (1,736)                 -                    -                  (1,736)
Other (income) expense, net                                    10                  -                    -                       10
                                                       -----------         ---------           --------------       ---------------
 Income (loss) from continuing operations before
 income taxes                                              (4,030)            (1,263)               2,691                  (2,602)
Provision for (benefit of) income taxes                    (9,834)                 -                    -                  (9,834)
                                                       -----------         ---------           --------------       ---------------
 Income (loss) from continuing operations                   5,804             (1,263)               2,691                    7,232
Gain due to forgiveness of debt                                 -              7,343               (7,343)(d)                    -
                                                       -----------         ---------           --------------       ---------------
 Net income  $                                         $    5,804          $   6,080            $  (4,652)          $        7,232
                                                       ==========          =========           ==============       ===============



Basic income per share :
 Income per share                                      $     0.13                                                    $        0.16
                                                       ==========                                                  ================
Weighted average number of common shares
  outstanding                                          46,081,901                                                       46,081,901
                                                       ==========                                                  ================
Diluted income per share :
 Income per share
                                                       $     0.12                                                   $         0.15
                                                       ==========                                                  ================
Weighted average number of common shares
  outstanding                                          46,847,880                                                   (c)   47,547,880
                                                       ==========                                                  =================


*See accompanying Notes to Unaudited Pro Forma
 Consolidated Financial Statements.

                                AMPEX CORPORATION
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


Note 1 - Pro Forma Adjustments

         The following pro forma adjustments have been made to the Unaudited Pro Forma Consolidated Statements of Operations:

         (a) Pro forma operating results for the year ended December 31, 1997 exclude the one-time charge to operations for acquired in-process research and development which was charged against historical operating results for the six months ended June 30, 1998.

         (b) Pro forma operating results for all periods include an adjustment to record goodwill amortization.

         (c) The computation of pro forma diluted income per share reflects the issuance of 720,000 shares of common stock at the beginning of the periods presented as part of the consideration.

         (d) Prior to the closing, MicroNet settled outstanding balances with unsecured creditors, the notes payable and certain unpaid management fees and value added tax. The total forgiveness of debt totaled $7,343. The gain on forgiveness of debt reflected on the MicroNet Consolidated Statements of Operations has been eliminated for the Unaudited Pro Forma Consolidated Statements of Operations for the period ended June 30, 1998.

                                               Consolidated Balance Sheet

                                                MicroNet Technology, Inc.

                                                      June 30, 1998
                                           with Report of Independent Auditors

                            MicroNet Technology, Inc.

                           Consolidated Balance Sheet

                                  June 30, 1998




                                    Contents

Report of Independent Auditors.................................1

Consolidated Balance Sheet.....................................2
Notes to Consolidated Balance Sheet............................3

                         Report of Independent Auditors



Board of Directors and Shareholders
MicroNet Technology, Inc.

We have audited the accompanying consolidated balance sheet of MicroNet Technology, Inc. as of June 30, 1998. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of MicroNet Technology, Inc. as of June 30, 1998 in conformity with generally accepted accounting principles.

The accompanying balance sheet has been prepared assuming that MicroNet Technology, Inc. will continue as a going concern. As more fully described in
Note 1 - Organization and Basis of Presentation, the Company has incurred significant operating losses in recent periods and at June 30, 1998 has a substantial working capital deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The accompanying balance sheet does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                [GRAPHIC OMITTED]

August 24, 1998

                            MicroNet Technology, Inc.

                           Consolidated Balance Sheet
               (In thousands, except share and per share amounts)

                                  June 30, 1998



                                                                                                  Unaudited Pro
                                                                                      Actual          Forma
                                                                                 ---------------------------------
Assets
Current assets:
    Accounts receivable, net of allowance for doubtful
     accounts of $390
                                                                                    $   1,855       $   1,855
    Inventories, net                                                                      539             539
                                                                                 ---------------------------------
Total current assets                                                                    2,394           2,394

Property and equipment, net                                                               400             400
                                                                                 =================================
Total assets                                                                        $   2,794       $   2,794
                                                                                 =================================

Liabilities and net capital deficiency
Current liabilities:
    Bank overdraft                                                                  $     120       $     120
    Notes payable to bank                                                               5,424           5,424
    Accounts payable                                                                    5,347           2,344
    Accrued warranty                                                                      400             400
    Other accrued liabilities                                                           1,812             803
    Notes payable to shareholders                                                       3,481               -
    Loan payable to Ampex                                                                 221             221
    Current portion of capital lease obligation                                            24              24
                                                                                 ---------------------------------
Total current liabilities                                                              16,829           9,336

Capital lease obligation, less current portion                                             81              81

Commitments and contingencies (Note 5)

Net capital deficiency:
    Preferred stock, $.001 par value:
       Authorized shares - 30,000
       Issued and outstanding shares:
         Series A redeemable - 3,500 (liquidation preference $4,155)                    3,100           3,100
         Series B redeemable exchangeable - 4,500 (liquidation
          preference $5,342)
                                                                                        4,500           4,500
    Common  stock,  $.001 par  value:
     Authorized  shares - 120,000
     Issued  and outstanding shares:
         Class A - 19,125                                                                   -               -
         Class B - 30,150                                                                   -               -
    Accumulated deficit                                                               (21,716)        (14,223)
                                                                                 ---------------------------------
Net capital deficiency                                                                (14,116)         (6,623)
                                                                                 ---------------------------------
Total liabilities and net capital deficiency                                        $   2,794       $   2,794
                                                                                 =================================

See accompanying notes.

                            MicroNet Technology, Inc.

                       Notes to Consolidated Balance Sheet
                 (dollars in thousands except per share amounts)

                                  June 30, 1998



1. Summary of Significant Accounting Policies

Organization and Basis of Presentation

MicroNet Technology, Inc. (the Company) is a value-added reseller of internal and external data storage systems for microcomputers. The Company sells its data storage systems on a worldwide basis primarily through distributors and dealers.

The accompanying balance sheet includes the accounts of the Company and its wholly owned subsidiaries on a consolidated basis. All significant intercompany accounts and transactions have been eliminated in consolidation.

On June 24, 1998, the shareholders of the Company agreed to exchange their outstanding shares of common stock of the Company for shares of Class A common stock of Ampex Corporation (Ampex), a Delaware corporation traded on the American Stock Exchange, with an aggregate fair value on the closing date of approximately $1,800, subject to adjustment, as defined. The number of common shares of Ampex to be received by the Company's shareholders is to be determined by dividing $1,800, subject to adjustment, by the Ampex closing stock price, as defined. However, in no event is the number of Ampex common shares to be issued to exceed 720,000. In addition, the Company's shareholders also agreed to exchange all outstanding shares of preferred stock of the Company for shares of 8% non-cumulative redeemable junior preferred stock of the Company. The Company became a wholly owned subsidiary of Ampex upon the close of the transaction on July 15, 1998.

Prior to the closing, the Company settled outstanding balances with unsecured creditors aggregating approximately $5,347 as of June 30, 1998 for approximately $2,344. Also, notes payable aggregating $3,481 were forgiven by shareholders as well as related accrued interest aggregating $569 and certain unpaid management fees of $263. In addition, $27 of accrued freight charges and valued added tax was forgiven by one of the Company's international freight carriers. The total forgiveness of debt, including settlements with these creditors and forgiveness of notes, fees and accrued interest by the Company's shareholders totaled $7,343. In addition, the Company's subsidiaries, including estimated liabilities of approximately $150 related to the wind down of their operations, were transferred to the Company's existing shareholders. The unaudited pro forma column in the accompanying balance sheet reflects these transactions as if they had occurred on June 30, 1998.

                            MicroNet Technology, Inc.

                 (dollars in thousands except per share amounts)



1. Summary of Significant Accounting Policies (continued)

Organization and Basis of Presentation (continued)

The accompanying balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced recurring losses from operations which have resulted in an accumulated deficit and a net capital deficiency of approximately $21,716 and $14,116, respectively, at June 30, 1998. In addition, the Company's current liabilities exceed its current assets by approximately $14,435. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required and, ultimately, to attain profitable operations. The accompanying balance sheet does not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of a balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. The industry in which the Company operates is characterized by rapid technological change and short product life cycles. As a result, estimates are required to provide for product returns, product obsolescence and warranty returns as well as other matters. Prior to the six months ended June 30, 1998, amounts incurred under these programs have not varied significantly from estimated amounts. However, during the current six-month period, the Company established inventory reserves aggregating $2,742 and future results may differ from current estimates.

Fair Values of Financial Instruments

The Company's financial instruments consist of cash, accounts receivable, accounts payable, notes payable to bank and a capital lease. The carrying amount of the Company's financial instruments generally approximate their fair values at June 30, 1998.

                            MicroNet Technology, Inc.

                 (dollars in thousands except per share amounts)


1. Summary of Significant Accounting Policies (continued)

Concentrations of Credit Risk

The Company makes periodic evaluations of the credit worthiness of its customers' financial condition and generally does not require collateral. Receivables are generally due within 30 days. Credit losses have consistently been within management's expectations. At June 30, 1998, approximately 49% of net accounts receivable was due from two distributors.

Inventories

Inventories are stated at the lower of cost or market with cost determined using the first-in, first out method. Inventories consist of the following:

      Components and subassemblies                             $460
      Finished goods                                             79
                                                     ===================
                                                               $539
                                                     ===================


Property and Equipment

Property and equipment, at cost, consist of the following:

      Computer equipment                                                $3,042
      Equipment                                                            454
      Furniture and fixtures                                               588
      Leasehold improvements                                               907
                                                                   -----------
                                                                         4,991
      Less accumulated depreciation, amortization and impairment       (4,591)
                                                                   -----------
                                                                       $   400
                                                                   ===========

Depreciation and amortization of equipment and furniture are provided on the straight-line method over estimated useful lives of two to seven years. Leasehold improvements are amortized on the straight-line method over the terms of the underlying leases or, if shorter, estimated useful lives of the improvements.

                           MicroNet Technology, Inc.

                 (dollars in thousands except per share amounts)



1. Summary of Significant Accounting Policies (continued)

Property and Equipment (continued)

The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flow estimated to be generated by those assets are less than the carrying amount of those assets. During the six months ended June 30, 1998, the company recorded an impairment charge of approximately $544 to reduce its property and equipment to its estimated fair value. Management believes that no additional impairment of long-lived assets existed as of June 30, 1998.

2. Notes Payable to Bank

At June 30, 1998, the Company had a revolving line of credit agreement (the "Agreement") which provided for borrowings of up to $15,000 and a term note which is governed by the same terms as the Agreement. Under the Agreement, the line is limited to 85% of eligible accounts receivable plus 50% of eligible raw materials and finished goods, plus 100% of the undrawn face amount (not to exceed $500) of an irrevocable letter of credit issued for the benefit of the lender. Outstanding borrowings under the line and term note at June 30, 1998 of $5,106 and $318, respectively, bear interest at the prime rate (8.5% at June 30, 1998) plus 1%. The Agreement also requires a facility fee of $75 to be paid annually. The Agreement is collateralized by substantially all of the assets of the Company and is subject to certain financial and nonfinancial covenants with which the Company was not in compliance at June 30, 1998. In connection with the close of the transaction with Ampex, amounts due under the Agreement and term loan were repaid in full on July 17, 1998 and the related agreements were terminated.

3. Income Taxes

At June 30, 1998, the Company has available for federal and state income tax purposes, net operating loss carryforwards of approximately $14,632 and $8,322, respectively, which begin to expire in 2011 and 2001, respectively. The ultimate realization of the loss carryforwards is dependent on the future profitability of the Company.

                           MicroNet Technology, Inc.

                 (dollars in thousands except per share amounts)


3. Income Taxes (continued)

The Tax Reform Act of 1986 contains provisions which could substantially limit the availability of net operating loss carryforwards. This limitation generally applies if there is a greater than 50% change in ownership during a three-year period. The Company may have experienced such an ownership change during 1996, 1997 or 1998, which could result in a limitation on its ability to utilize net operating loss carryforwards. The limitation is based upon the value of the Company on the date that the effective change in ownership occurred.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Income tax benefit may be realized on future utilization of deferred tax assets. Significant components of the Company's deferred tax assets and liabilities consist of the following:

      Deferred tax assets (liabilities):
         Net operating loss carryforwards                 $5,460
         Inventory reserve                                 1,081
         Warranty reserve                                    159
         Sales return reserve                                327
         Bad debt reserve                                    155
         Accrued management fees                             150
         Other accruals and reserves                         386
         Depreciation                                        134
                                                   ---------------------
                                                           7,852
      Valuation allowance                                 (7,852)
                                                   =====================
      Net deferred taxes                                $      -
                                                   =====================

4. Defined Contribution Plan

Effective July 1, 1993, the Company and affiliated companies implemented a contributory 401(k) retirement savings plan covering all of the Company's employees twenty-one years of age and older who have completed at least three months of service.

                           MicroNet Technology, Inc.

                 (dollars in thousands except per share amounts)


5. Commitments and Contingencies

Lease Commitments

The Company leases its corporate facility under a noncancelable operating lease which expires in April 1999. Future minimum lease payments (exclusive of property taxes and insurance) for operating leases as of June 30, 1998, are as follows:

      Years ending December 31:
         1998                                       $505
         1999                                        279
                                             ==================
      Total minimum lease payments                  $784
                                             ==================

During fiscal 1997, the Company entered into a capital lease for certain computer equipment which expires in the year 2000. The asset is being depreciated over its estimated useful life. Future minimum lease payments under the capital lease are as follows:

      Years ending December 31:
         1998                                       $     24
         1999                                             48
         2000                                             44
                                                ------------------
                                                         116
      Less: imputed interest                             (11)
                                                ------------------
                                                         105
      Less: current portion                              (24)
                                                ==================
                                                    $     81
                                                ==================

Other Commitments

The Company has arranged for product financing for dealers of the Company's products with five financial institutions. Under these arrangements, the customers can obtain financing from these institutions to purchase the Company's products. The Company then sells the trade receivables from the customers to these financial institutions. In conjunction with these financing arrangements, the Company has signed inventory repurchase agreements with these financial institutions. The repurchase agreements provide that in the event of default by a customer, the Company will repurchase certain inventory from these financial institutions for a period of time as provided in these

                           MicroNet Technology, Inc.

                 (dollars in thousands except per share amounts)


5. Commitments and Contingencies (continued)

Other Commitments (continued)

agreements. Sales under these agreements were approximately $550 for the six-month period ended June 30, 1998. The Company has not been called upon to make significant repurchases under these agreements and, in the opinion of management, claims under these agreements would not have a material adverse effect on the Company's financial position.

Pursuant to the Company's revolving line of credit agreement, the lending bank extended additional credit facilities to the Company. In order to secure the additional credit facility, the lending bank required a shareholder of the Company to pledge $2,500 in 90-day certificates of deposit in the bank's name. The bank's lien on such certificates of deposit was released upon termination of the Agreement in July 1998 (Note 2).

The Company and a shareholder have entered into commitments with certain key employees which provide, among other things, that such individuals would receive cash payments aggregating $200 at the closing of the acquisition of the Company by Ampex. Such amounts were paid and expensed in July 1998. In addition, certain of the Company's employees may be entitled to cash payments from the Company in the approximate aggregate amount of $120 if they are terminated in connection with such acquisition.

Contingencies

At June 30, 1998, the Company was not in compliance with the stated payment terms with respect to substantially all of its accounts payable. The Company considers itself to be out of compliance with payment terms whenever its payments to particular creditors are beyond such creditors' principal stated payment terms. A significant number of the Company's creditors have from time to time notified the Company that it is in default under the terms of their obligations and have taken or threatened to take collection action against the Company. The Company has entered into settlements with certain of its trade creditors to resolve such noncompliance.

There are certain legal actions pending against the Company which have arisen in the normal course of operations. In the opinion of management, the ultimate resolutions of such actions are not expected to have a material adverse effect on the financial position of the Company.

                           MicroNet Technology, Inc.

                 (dollars in thousands except per share amounts)



6. Net Capital Deficiency

Preferred Stock

The holders of the preferred stock do not have voting rights except as may be required by applicable law. With respect to dividend rights and rights on liquidation, winding up and dissolution, the Series A and B preferred stock rank pari passu with each other and rank senior to the common stock. The liquidation price of each share of preferred stock is $1,000. Holders of the preferred stock are entitled to receive dividends in cash at a rate of 12% per annum of the liquidation price payable quarterly in arrears on February 28, May 31, August 31, and November 30 of each year commencing February 28, 1997. To the extent not declared and paid, dividends are considered in arrears and cumulate until paid. At June 30, 1998, cumulative preferred dividends in arrears aggregate approximately $1,497.

Common Stock

The Class A common stockholders are entitled to one vote for each share and the Class B common stockholders are entitled to 1.4 votes for each share. Except as otherwise provided by law, the holders of the outstanding shares of Class A and Class B common stock vote together as a single class on all matters submitted to a vote of the stockholders of the Company. Each share of Class B common stock is convertible into one share of Class A common stock.

At June 30, 1998, the Company had reserved 54,066 shares of its Class A common stock for future issuance as follows:

      Conversion of Class B common stock                        30,150
      Exercise of stock options                                  1,713
      Exercise of warrants                                      22,203
                                                           -------------
                                                                54,066
                                                           =============



Stock Option Plans

The 1996 Plan provides for the grant of stock options (incentive stock options or non-qualified stock options), stock appreciation rights or limited stock appreciation rights restricted stock, performance shares, deferred stock, or any combination of the forgoing up to an aggregate of 9,414 shares of the Company's common stock. The exercise price of the options will not be less than the market price of the common stock at the time of

                           MicroNet Technology, Inc.

                 (dollars in thousands except per share amounts)



6. Net Capital Deficiency (continued)

Stock Option Plans (continued)

the grant and shall not in any event, be less than the par value. Stock options shall be exercisable at such time or times as shall be determined by the Board of Directors on the date of grant, but no stock option shall be exercisable more than ten years after the grant date.

At June 30, 1998, 1,713 options were outstanding at an option exercise price of $170.00 per share. In connection with the acquisition of the Company by Ampex (Note 1), all options outstanding and available for grant were canceled.

Warrants

In connection with a December 20, 1996 recapitalization and a July 1997 issuance of a note payable to a shareholder for $1,000, the Company issued warrants to certain shareholders of the Company to purchase up to 22,203 shares of Class A common stock of the Company at an exercise price of $.001 per share. These warrants were canceled prior to the closing of the acquisition of the Company by Ampex.

7. Impact of Year 2000 (Unaudited)

Certain of the Company's computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognize a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculations causing disruption of operations, including, among other things, a temporary inability to process transactions or engage in similar normal business activities. Subsequent to the close of the acquisition of the Company by Ampex, the Company's data processing will be converted to Ampex's computer systems.

                           MicroNet Technology, Inc.
                     Consolidated Statements of Operations
                                 (in thousands)
                                  (unaudited)



                                                           Period from            Period from
                                                         January 1, 1998        December 21, 1996
                                                            to June 30,            to June 30,
                                                              1998                    1997
                                                          -------------          ------------
   Net sales                                                   11,161                 17,943

   Costs and expenses:
       Cost of goods sold                                       7,938                 17,072
       Selling, general and administrative                      3,963                  6,610
       Research and development                                    70                     90
       Interest expense, net                                      453                    412
                                                           ----------             ----------
   Total costs and expenses                                    12,424                 24,184
                                                           ----------             ----------
   Net loss from continuing operations                        (1,263)                (6,241)
   Gain on forgiveness of debt                                  7,343                      -
                                                           ----------             ----------
   Net income (loss)                                            6,080                (6,241)
                                                           ==========             ==========

                           MicroNet Technology, Inc.
                     Consolidated Statements of Cash Flows
                                 (in thousands)
                                  (unaudited)

                                                                             Period from          Period from
                                                                          January 1, 1998       December 21, 1996
                                                                            to June 30,           to June 30,
                                                                                1998                  1997
   Operating activities
   Net income (loss)                                                            6,080                (6,241)
   Adjustments to reconcile net income (loss) to net cash
      used in operating activities:
       Depreciation and amortization                                              318                    364
       Gain on forgiveness of debt                                            (7,343)                      -
       Loss on disposition of equipment                                             -                    166
       Write-off of long-lived assets                                             544                      -
       Loss on write-down of inventory                                              -                  2,068
       Foreign currency translation loss                                            -                     40
       Changes in operating assets and liabilities:
         Accounts receivable                                                      895                (1,047)
         Inventories                                                              998                (6,997)
         Accounts payable                                                       (976)                  4,739
         Accrued liabilities                                                    (791)                  1,724
         Other                                                                    (4)                     27
                                                                                ------               --------
   Net cash used in operating activities                                        (279)                (5,157)
                                                                                ------               --------

   Financing activities
   Loans from shareholders                                                          -                  2,509
   Net proceeds from issuance of common and preferred stock                         -                  3,500
   Borrowings on bank term loan                                                    58                      -
   Repayment of bank term loan                                                      -                  (576)
                                                                                ------                ------
   Net cash used in financing activities                                           58                  5,433
                                                                                ------                ------
   Net increase (decrease) in cash                                              (221)                    276
   Cash at beginning of period                                                    101                      -
                                                                                ------                ------
   Cash (overdraft) at end of period                                            (120)                    276
                                                                                ======                ======

                        Consolidated Financial Statements

                            MicroNet Technology, Inc.


                        Periods from December 20, 1996 to
                   December 31, 1997, from January 1, 1996 to
                    December 19, 1996 and for the year ended
                               December 31, 1995
                      with Report of Independent Auditors

                            MicroNet Technology, Inc.

                        Consolidated Financial Statements

        Periods from December 20, 1996 to December 31, 1997, from January
               1, 1996 to December 19, 1996 and for the year ended
                                December 31,1995




                                    Contents

Report of Independent Auditors.................................................1

Consolidated Financial Statements

Consolidated Balance Sheets....................................................2
Consolidated Statements of Operations..........................................3
Consolidated Statements of Net Capital Deficiency..............................4
Consolidated Statements of Cash Flows..........................................5
Notes to Consolidated Financial Statements.....................................6

                         Report of Independent Auditors

Board of Directors and Shareholders
MicroNet Technology, Inc.

We have audited the accompanying consolidated balance sheets of MicroNet Technology, Inc. as of December 31, 1997 and December 19, 1996 and the related consolidated statements of operations, net capital deficiency and cash flows for the periods from December 20, 1996 to December 31, 1997, from January 1, 1996 to December 19, 1996 and for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MicroNet Technology, Inc. as of December 31, 1997 and December 19, 1996, and the consolidated results of its operations and its cash flows for the periods from December 20, 1996 to December 31, 1997, from January 1, 1996 to December 19, 1996 and for the year ended December 31, 1995 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that MicroNet Technology, Inc. will continue as a going concern. As more fully described in
Note 1 -Organization and Basis of Presentation, the Company has incurred significant operating losses in recent years and at December 31, 1997 has a substantial working capital deficit. These conditions raise substantial doubt about the Company's ability to continue as going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.



July 14, 1998

                            MicroNet Technology, Inc.

                           Consolidated Balance Sheets
             (dollar amounts in thousands, except per share amounts)

                                                                                       December 31,      December 19,
                                                                                           1997              1996
                                                                                     ------------------------------------

Current assets:
   Cash                                                                                  $     101         $      -
   Accounts receivable, net of allowance for doubtful accounts
     of $919 in 1997 and $698 in 1996                                                        2,750            4,135
   Inventories, net                                                                          1,537            8,700
   Other current assets                                                                         11               87
                                                                                     ------------------------------------
Total current assets                                                                         4,399           12,922

Property and equipment, net                                                                  1,262            1,917
Deposits and other assets                                                                        5              254
                                                                                     ------------------------------------
Total assets                                                                              $  5,666          $15,093
                                                                                     ====================================

Liabilities and net capital deficiency
Current liabilities:
   Notes payable to bank                                                                  $  5,366         $  4,303
   Accounts payable                                                                          6,323           10,564
   Accrued liabilities                                                                       3,074            2,208
   Notes payable to shareholders                                                             3,481                -
   Current portion of capital lease obligation                                                  48                -
                                                                                     ------------------------------------
Total current liabilities                                                                   18,292           17,075

Notes payable to shareholders                                                                    -            4,950

Capital lease obligation, less current portion                                                  77                -

Commitments and contingencies (Note 8)

Net capital deficiency:
   Preferred stock, $.001 par value (no par value in 1996)
     Authorized shares - 30,000 in 1997 and 1,000,000 in 1996
     Issued and outstanding shares:
       Series A redeemable - 3,500 in 1997 (liquidation
         preference $3,920)                                                                  3,100                -
       Series B redeemable exchangeable - 4,500 in 1997
         (liquidation preference $5,040)                                                     4,500                -

   Common stock, $.001 par value (no par value in 1996):
     Authorized shares - 120,000 in 1997 and 12,500,000 in 1996
     Issued and outstanding shares:
       Class A - 19,125 in 1997                                                                  -                -
       Class B - 30,150 in 1997                                                                  -                -
       Undesignated - 10,000,000 in 1996                                                         -              100
   Accumulated deficit                                                                     (20,303)          (6,953)
   Foreign currency translation adjustment                                                       -              (79)
                                                                                     ------------------------------------
Net capital deficiency                                                                     (12,703)          (6,932)
                                                                                     ------------------------------------
Total liabilities and net capital deficiency                                              $  5,666          $15,093
                                                                                     ====================================

See accompanying notes.

                            MicroNet Technology, Inc.

                      Consolidated Statements of Operations
                                 (in thousands)

                                                        Period from       Period from
                                                     December 20, 1996  January 1, 1996
                                                      to December 31,   to December 19,      Year ended
                                                           1997               1996       December 31, 1995
                                                    -------------------------------------------------------

Net sales                                               $    32,226            $60,248           $74,733

Costs and expenses:
   Cost of goods sold                                        30,067             50,818            63,455
   Selling, general and administrative                       14,424             14,242            12,787
   Research and development                                     155              1,166               750
   Interest expense, net                                        930                810               752
   Non-recurring operating expense                                -                  -             1,167
                                                    -------------------------------------------------------
Total costs and expenses                                     45,576             67,036            78,911
                                                    -------------------------------------------------------
Net loss                                                   $(13,350)         $  (6,788)         $ (4,178)
                                                    =======================================================


See accompanying notes.

                           MicroNet Technology, Inc.

                Consolidated Statements of Net Capital Deficiency
                          (dollar amounts in thousands)




                                            Preferred stock           Common stock                                   Foreign
                                      ---------------------------------------------------------                      currency
                                         Number of                Number of                        Accumulated      translation
                                          shares       Amounts     shares          Amounts           deficit        adjustment
                                      ---------------------------------------------------------------------------- -------------

Balance at December 31, 1994                 -      $     -      10,000,000      $  15             $   4,163          $(3)
Translation adjustment                       -            -               -          -                     -          (23)
Dividends                                    -            -               -          -                  (150)           -
Net loss                                     -            -               -          -                (4,178)           -
                                      ------------------------------------------------------------------------- ---------------
Balance at December 31, 1995                 -            -      10,000,000         15                  (165)         (26)
Translation adjustment                       -            -               -          -                     -          (53)
Capital contribution to
   Micronet Technology
   International, Inc.                       -            -               -         85                     -            -
Net loss                                     -            -               -          -                (6,788)           -
                                      ------------------------------------------------------------------------- ---------------
Balance at December 19, 1996                 -            -      10,000,000        100                (6,953)         (79)
Recapitalization on December 20,
   1996, net of related costs of
   approximately $500                    8,000        7,600      (9,950,725)      (100)                    -            -
Translation adjustment                       -            -               -          -                     -           79
Net loss                                     -            -               -          -               (13,350)           -
                                      ========================================================================= ===============
Balance at December 31, 1997             8,000       $7,600          49,275      $   -              $(20,303)         $ -
                                      ========================================================================= ===============






    Net capital
     deficiency
  ------------------

   $  4,175
        (23)
       (150)
     (4,178)
-----------------
       (176)
        (53)


         85
     (6,788)
-----------------
     (6,932)


      7,500
         79
    (13,350)
=================
$   (12,703)
=================


 See accompanying notes.

                            MicroNet Technology, Inc.

                      Consolidated Statements of Cash Flows
                                 (in thousands)

                                                                 Period from         Period from
                                                              December 20, 1996    January 1, 1996      Year ended
                                                               to December 31,     to December 19,  December 31, 1995
                                                                     1997               1996
                                                              ---------------------------------------------------------
Operating Activities
Net loss                                                            $(13,350)           $(6,788)          $(4,178)
Adjustments to reconcile net loss to net cash
   (used in) provided by operating activities:
     Depreciation and amortization                                       728                993             1,114
     Loss on disposition of equipment                                    331                  -                26
     Loss on write-down of inventory                                   4,136                  -                 -
     Foreign currency translation loss (gain)                             79                (53)              (23)
     Non-recurring operating expense                                       -                  -             1,167
     Changes in operating assets and liabilities:
       Accounts receivable                                             1,385              1,272             1,979
       Accounts receivable from an affiliate                               -                192               (89)
       Inventories                                                     3,027              3,869            (1,831)
       Other current assets                                               76                 29                29
       Deposits and other assets                                         249               (148)              (41)
       Accounts payable                                               (4,241)            (1,096)            1,818
       Accrued liabilities                                               866                790               289
                                                              ---------------------------------------------------------
Net cash (used in) provided by operating activities                   (6,714)              (940)              260

Investing activities
Acquisition of property and equipment                                   (279)              (507)             (772)

Financing activities
Loans from shareholders                                                3,031              4,855                 -
Net proceeds from issuance of common and preferred stock               3,000                  -                 -
Capital contribution                                                       -                 85                 -
Borrowings on bank term loan                                             542                  -                 -
Repayment of bank term loan                                             (195)            (1,780)             (420)
Increase (decrease) in line of credit borrowing, net                     716             (1,733)              579
Cash dividends paid                                                        -                  -              (150)
                                                              ---------------------------------------------------------
Net cash provided by financing activities                              7,094              1,427                 9
                                                              ---------------------------------------------------------

Net increase (decrease) in cash                                          101                (20)             (503)
Cash at beginning of period                                                -                 20               523
                                                              ---------------------------------------------------------
Cash at end of period                                              $     101            $     -           $    20
                                                              =========================================================

Supplemental disclosures of cash flow information
Cash paid during the period for:
   Interest                                                        $     575            $   632           $   679
                                                              =========================================================

Supplemental disclosure of non-cash financing activities
Issuance of preferred stock in satisfaction of notes payable
     to stockholders                                               $   4,500            $     -           $     -
                                                              =========================================================
Acquisition of equipment under capital lease obligation            $     125            $     -           $     -
                                                              =========================================================

See accompanying notes.

MicroNet Technology, Inc.

                   Notes to Consolidated Financial Statements
            (dollar amounts in thousands, except per share amounts)

                               December 31, 1997


1. Summary of Significant Accounting Policies

Organization and Basis of Presentation

MicroNet Technology, Inc. (the Company) is a value-added reseller of internal and external data storage systems for microcomputers. The Company sells its data storage systems on a worldwide basis primarily through distributors and dealers.

On December 20, 1996, the Company was merged into a Delaware corporation of the same name. As part of that transaction, the Company issued 18,500 shares of its Class A common stock in exchange for the issued and outstanding shares of common stock of the predecessor company and issued 4,500 shares of its Series B redeemable exchangeable preferred stock to the shareholders of the predecessor company upon the conversion of outstanding notes payable aggregating $4,500. Concurrently, the Company sold 30,150 shares of its Class B common stock and 3,500 shares of its Series A redeemable preferred stock to an outside investor for $3,500. The Company also borrowed $2,000 under a subordinated note agreement with the investor and entered into a $15 million revolving line of credit with a bank. In connection with the recapitalization, the Company issued warrants to the shareholders to purchase up to an aggregate 11,127 shares of its common stock and issued 625 shares of its common stock to an unrelated third party as compensation for brokerage services provided to the Company in connection with the recapitalization.

In August 1994, the shareholders of the Company incorporated an affiliated company, MicroNet Technology, France SARL (MicroNet France) and in May 1996 the shareholders of the Company incorporated another affiliated company MicroNet Technology International, Inc. In connection with the December 20, 1996 recapitalization transaction, these entities became wholly owned subsidiaries of the Company. Prior to December 31, 1997, the Company decided to wind-down the operations of these subsidiaries and at December 31, 1997 the remaining estimated cost to complete the wind down of these operations approximates $420 and has been included in accrued liabilities in the accompanying consolidated balance sheet.

These financial statements include the accounts of the Company and its wholly owned subsidiaries on a consolidated basis. Prior to December 20, 1996, the operations of MicroNet France and MicroNet Technology International, Inc. were combined in these financial statements due to common control and purpose. All significant intercompany accounts and transactions have been eliminated in consolidation.

                            MicroNet Technology, Inc.

             (dollar amounts in thousands, except per share amounts)



1. Summary of Significant Accounting Policies (continued)

Organization and Basis of Presentation (continued)

Fiscal years 1997 and 1996 represent the periods from December 20, 1996 through December 31, 1997 and January 1, 1996 through December 19, 1996, respectively. For simplicity, the Company has described such periods as fiscal years 1997 and 1996, respectively, in the accompanying notes to consolidated financial statements.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced recurring losses from operations which have resulted in an accumulated deficit and a net capital deficiency of approximately $20,303 and $12,703, respectively, at December 31, 1997. In addition, the Company's current liabilities exceed its current assets by approximately $13,893 million at December 31, 1997. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required and, ultimately, to attain profitable operations. The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Sale of the Company to Ampex Corporation

On June 24, 1998, the shareholders of the Company agreed to exchange their outstanding shares of common stock of the Company for shares of Class A common stock of Ampex Corporation (Ampex), a Delaware corporation traded on the American Stock Exchange, with an aggregate fair value on the closing date of approximately $1,800, subject to adjustment, as defined. The number of common shares of Ampex to be received by the Company's shareholders is to be determined by dividing $1,800, subject to adjustment, by the Ampex closing stock price, as defined. However, in no event is the number of Ampex common shares to be issued to exceed 720,000. In addition, the Company's shareholders also agreed to exchange all outstanding shares of preferred stock of the Company for shares of redeemable junior preferred stock of the Company. The Company will become a wholly owned subsidiary of Ampex upon the close of the transaction which is expected to occur on or before July 31, 1998.

                            MicroNet Technology, Inc.

             (dollar amounts in thousands, except per share amounts)



1. Summary of Significant Accounting Policies (continued)

Sale of the Company to Ampex Corporation (continued)

The acquisition of the Company by Ampex excludes the Company's subsidiaries which are to be transferred to the Company's existing shareholders prior to the closing date. Prior to the closing, the Company expects to settle outstanding balances with unsecured creditors aggregating approximately $5,347 as of June 30, 1998 for approximately $2,344. Also, notes payable aggregating $3,481 are to be forgiven by shareholders as well as related accrued interest aggregating $569 and unpaid management fees of $263. In addition, $27 of accrued freight charges and valued added tax are to be forgiven by one of the Company's international freight carriers. The total forgiveness of debt, including settlements with those creditors and forgiveness of notes, fees and accrued interest by certain of the Company's shareholders is expected to total approximately $7,343.


Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The industry in which the Company operates is characterized by rapid technological change and short product life cycles. As a result, estimates are required to provide for product returns, product obsolescence and warranty returns as well as other matters. Prior to fiscal year 1997, amounts incurred under these programs have not varied significantly from estimated amounts. However, during fiscal year 1997, the Company recognized a loss on the write-down of inventory of $4,136 and future results may differ from current estimates.

Revenue Recognition and Sales Return Reserves

The Company recognizes revenue from product sales upon shipment. Under specified conditions, the Company allows distributors and dealers to return products to the Company for credit against additional purchases. In addition, if the Company reduces its selling prices on existing products, under specified conditions it may credit certain

                            MicroNet Technology, Inc.

             (dollar amounts in thousands, except per share amounts)



1. Summary of Significant Accounting Policies (continued)

Revenue Recognition and Sales Return Reserves (continued)

customers for the amount of the price reduction for products remaining in that customer's inventory at the time of the price reduction. The amount of the potential product returns and price adjustments is estimated and provided for when the sale is recognized. A reserve for estimated sales returns has been included as a reduction of sales and accounts receivable. The reserves for sales returns and price protection totaled $2,073 and $3,069 at December 31, 1997 and December 19, 1996, respectively.

Fair Values of Financial Instruments

The Company's financial instruments consist of cash, accounts receivable, accounts payable, notes payable to bank, notes payable to shareholders and a capital lease. The carrying amount of the Company's financial instruments generally approximate their fair values at December 31, 1997.

Advertising Expenses

Advertising costs of $546, $1,415 and $1,950 for fiscal years 1997, 1996 and 1995, respectively, were expensed as incurred.

Concentrations of Credit Risk

The Company makes periodic evaluations of the credit worthiness of its customers' financial condition and generally does not require collateral. Receivables are generally due within 30 days. Credit losses have consistently been within management's expectations.

The Company had net sales to one distributor representing 17%, 22% and 24% of total net sales during fiscal years 1997, 1996 and 1995, respectively. At December 31, 1997, approximately 40% of net accounts receivable was due from two distributors and at December 19, 1996 approximately 12% net accounts receivable was due from one distributor.

                            MicroNet Technology, Inc.

             (dollar amounts in thousands, except per share amounts)



1. Summary of Significant Accounting Policies (continued)

Inventories

Inventories are stated at the lower of cost or market with cost determined using the first-in, first out method. Inventories consist of the following:

                                     December 31,      December 19,
                                         1997              1996
                                     -------------------------------

   Components and subassemblies         $1,306           $6,400
   Finished goods                          231            2,300
                                     -------------------------------

                                        $1,537           $8,700
                                     ===============================


During 1997 and 1998, management decided to eliminate certain product lines and deemphasize certain other product lines. Accordingly, subsequent to December 31, 1997, the Company obtained an independent appraisal of certain inventory items. Application of this methodology to the inventory on hand at December 31, 1997 resulted in a write-down of inventory of $4,136 in order to properly reflect the inventory at its estimated net realizable value.

Income Taxes

On December 20, 1996, the Company revoked its election to be taxed under the provisions of Subchapter S of the Internal Revenue Code for federal and state income tax reporting purposes, and accordingly, taxes have been provided under the provisions of Subchapter C of the Internal Revenue Code for fiscal year 1997. The Company accounts for income taxes using the liability method whereby deferred taxes are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates.

Depreciation and Amortization

Depreciation and amortization of equipment and furniture are provided on the straight-line method over estimated useful lives of two to seven years. Leasehold improvements are amortized on the straight-line method over the terms of the underlying leases or, if shorter, estimated useful lives of the improvements.

                            MicroNet Technology, Inc.

             (dollar amounts in thousands, except per share amounts)



1. Summary of Significant Accounting Policies (continued)

Long-Lived Assets

The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flow estimated to be generated by those assets are less than the carrying amount of those assets. Management believes that no impairment of long-lived assets existed as of December 31, 1997.

Reclassifications

Certain reclassifications have been made to the fiscal 1995 and 1996 financial statements to conform with the fiscal 1997 presentation.

Recent Accounting Pronouncements

In June 1997, the FASB issued Statement No. 130, Reporting Comprehensive Income, which establishes standards for the reporting and display of comprehensive income and its components in financial statements. Comprehensive income generally represents all changes in shareholders' equity except those resulting from investments by and distributions to shareholders. Statement No. 130 is effective for fiscal years beginning after December 15, 1997 and requires restatement of earlier periods presented. Adoption of this statement is not expected to have a material impact on the Company's consolidated financial statements.

2. Transactions with Affiliates

In connection with the December 20, 1996 recapitalization transaction (Note 1), the Company entered into a management services agreement with a shareholder providing for an annual management fee of $250 payable quarterly through December 31, 1998. During the period from December 20, 1996 through December 31, 1997, the management fee was charged to general and administrative expense in the accompanying statement of operations and remains in accrued liabilities in the accompanying balance sheet at December 31, 1997. In addition to the management fees, the management services agreement requires the Company to pay certain fees in the event of a liquidity event or a change in control, as defined.

                            MicroNet Technology, Inc.

             (dollar amounts in thousands, except per share amounts)



2. Transactions with Affiliates (continued)

On May 13, 1998, the Company and Ampex entered into a Consignment Agreement which provides for the Company's acquisition from Ampex of up to $200 of certain inventory on consignment.

The Company is affiliated with other entities through common ownership. During fiscal years 1996 and 1995, the Company purchased components from and sold finished goods to these affiliated entities.

Transactions with these affiliates are summarized as follows:

                                         1997     1996      1995
                                     ------------------------------------

   Net sales to affiliates           $     -     $  20      $663
                                     ====================================
   Purchases from affiliates         $     -      $192      $413
                                     ====================================

3. Property and Equipment

Property and equipment, at cost, consist of the following:

                                     December 31,      December 19,
                                         1997              1996
                                     -----------------------------------

   Computer equipment                  $3,055            $3,138
   Equipment                              909               731
   Furniture and fixtures                 588               610
   Leasehold improvements                 461               461
                                     -----------------------------------

                                        5,013             4,940
   Less accumulated depreciation       (3,751)           (3,023)
   and amortization                    --------------------------------
                                       $1,262            $1,917
                                       ================================

4. Notes Payable to Bank

The Company has a revolving line of credit agreement (the "Agreement") which provides for borrowings of up to $15,000 and a term note which is governed by the same terms as the Agreement. Under the Agreement, the line is limited to 85% of eligible accounts receivable plus 50% of eligible raw materials and finished goods, plus 100% of the

                            MicroNet Technology, Inc.

             (dollar amounts in thousands, except per share amounts)



4. Notes Payable to Bank (continued)

undrawn face amount (not to exceed $500) of an irrevocable letter of credit issued for the benefit of the lender. The Agreement expires on December 19, 1999 and automatically renews for successive terms of two years unless terminated as provided for in the Agreement. Outstanding borrowings under the line and term note at December 31, 1997 of $5,019 and $347, respectively, bear interest at the prime rate (8.5% at December 31, 1997) plus 1%. The Agreement also requires a facility fee of $75 to be paid annually. The term note requires monthly principal payments of $7 through December 2001. The Agreement is collateralized by substantially all of the assets of the Company and is subject to certain financial and nonfinancial covenants with which the Company was not in compliance at December 31, 1997. Accordingly, the borrowings have been classified as a current liability in the accompanying consolidated balance sheet.

At December 19, 1996, the Company had a line of credit agreement with a bank which was secured by substantially all of the Company's assets and accrued interest at the banks prime rate (8.25% at December 19, 1996) plus 4.0%. That line of credit was repaid in full on December 20, 1996 upon the merger and recapitalization of the Company (Note 1).

5. Notes Payable to Shareholders

Notes payable to the shareholders consist of the following:


                                                                      December 31,       December 19,
                                                                          1997               1996
                                                                   --------------------------------------

Subordinated note payable to shareholder, payable in
     December 2001, interest at 12%                                 $    2,000         $        -
Subordinated note payable to shareholder, payable in July
     2002, interest at 12%                                               1,000                  -
Unsecured notes payable to shareholders, payable on
     demand, interest at prime (8.5% at December 31, 1997)
     plus 3%
                                                                           481              4,950
                                                                   --------------------------------------
                                                                    $    3,481         $    4,950
                                                                   ======================================


The Company incurred total interest costs on notes payable to shareholders of $357, $204 and $9, of which $0 was paid during fiscal years 1997, 1996 and 1995, respectively. As accrued interest on notes payable to shareholders was not paid at December 31, 1997,

                            MicroNet Technology, Inc.

             Notes to Consolidated Financial Statements (continued) (dollar amounts in thousands, except per share amounts)



5. Notes Payable to Shareholders (continued)

such notes are not in compliance with their loan covenants and, accordingly, are classified as current liabilities in the accompanying consolidated balance sheet. In connection with the sale of the Company to Ampex (Note 1), notes payable aggregating $3,481 are expected to be forgiven by shareholders.

6. Income Taxes

During the year ended December 31, 1996, the Company's S Corporation election was terminated for federal and state income tax purposes. As a result, the Company remeasured its deferred tax assets and liabilities for temporary differences using the federal and state corporate rates applicable to C Corporations. The effect of remeasuring the deferred tax assets and liabilities did not have a material effect on the consolidated financial statements.

At December 1997, the Company has available for federal and state income tax purposes, net operating loss carryforwards of approximately $6,487 and $4,250, respectively, which begin to expire in 2011 and 2001, respectively. The ultimate realization of the loss carryforwards is dependent on the future profitability of the Company.

The Tax Reform Act of 1986 contains provisions which could substantially limit the availability of net operating loss carryforwards. This limitation generally applies if there is a greater than 50% change in ownership during a three-year period. The Company may have experienced such an ownership change during 1996 or 1997, which could result in a limitation on its ability to utilize net operating loss carryforwards. The limitation is based upon the value of the Company on the date that the effective change in ownership occurred.

The primary difference between the Company's effective income tax rate and the statutory federal rate for the year ended December 31, 1997 relates primarily to losses incurred for which no tax benefit was recognized.

                            MicroNet Technology, Inc.

             (dollar amounts in thousands, except per share amounts)



6. Income Taxes (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities consist of the following:



                                                December 31,    December 19,
                                                    1997            1996
                                               --------------------------------
      Deferred tax assets (liabilities):
         Net operating loss carryforwards          $2,453       $     118
         Inventory reserve                          2,593             734
         Warranty reserve                             357             197
         Sales return reserve                         555             164
         Bad debt reserve                           1,420             278
         Accrued management fees                      100               -
         Other accruals and reserves                  194             204
         Depreciation                                 (83)              -
                                               --------------------------------
                                                    7,589           1,695
      Valuation allowance                          (7,589)         (1,695)
                                               --------------------------------
      Net deferred taxes                         $      -       $       -
                                               ================================

The increase in the Company's valuation allowance of $5,894 is primarily due to the increase of the Company's deferred tax assets. Income tax benefit may be realized on future utilization of deferred tax assets.

7. Defined Contribution Plan

Effective July 1, 1993, the Company and affiliated companies implemented a contributory 401(k) retirement savings plan covering all of the Company's employees twenty-one years of age and older who have completed at least three months of service. The Company made no contributions to the plan during fiscal years 1997, 1996 and 1995.

                          MicroNet Technology, Inc.

             (dollar amounts in thousands, except per share amounts)



8. Commitments and Contingencies

Lease Commitments

The Company leases its corporate facility under a noncancelable operating lease which expires in April 1999. Future minimum lease payments (exclusive of property taxes and insurance) for operating leases as of December 31, 1997, are as follows:

      Year ending December 31:
        1998                                                     $  843
        1999                                                        279
                                                         ------------------
      Total minimum lease payments                               $1,122
                                                         ==================

Total rent expense for fiscal years 1997, 1996 and 1995 was $919, $858 and $754, respectively.

During fiscal year 1997, the Company entered into a capital lease for certain computer equipment which expires in the year 2000. The asset is depreciated over its estimated useful life. Depreciation of the asset is included in depreciation expense for fiscal year 1997. Future minimum lease payments under the capital lease or as follows:

      Years ending December 31:
        1998                                                     $   48
        1999                                                         48
        2000                                                         44
                                                           ------------------
                                                                    140
      Less: imputed interest                                        (15)
                                                           ------------------
                                                                    125
      Less: current portion                                         (48)
                                                           ------------------
                                                               $     77
                                                           ==================

                          MicroNet Technology, Inc.

             (dollar amounts in thousands, except per share amounts)



8. Commitments and Contingencies (continued)

Other Commitments

The Company has arranged for product financing for dealers of the Company's products with five financial institutions. Under these arrangements, the customers can obtain financing from these institutions to purchase the Company's products. The Company then sells the trade receivables from the customers to these financial institutions. In conjunction with these financing arrangements, the Company has signed inventory repurchase agreements with these financial institutions. The repurchase agreements provide that in the event of default by a customer, the Company will repurchase certain inventory from these financial institutions for a period of time as provided in these agreements. Sales under these agreements were approximately $1,546, $3,945 and $6,145 for fiscal years 1997, 1996 and 1995, respectively. The Company has not been called upon to make significant repurchases under these agreements and, in the opinion of management, claims under these agreements would not have a material adverse effect on the Company's financial position or results of operations.

Pursuant to the Company's revolving line of credit agreement, the lending bank extended additional credit facilities to the Company. In order to secure the additional credit facility, the lending bank required a shareholder of the Company to pledge $2,500 in 90-day certificates of deposit in the bank's name. The bank's lien on such certificates of deposit will continue until the additional credit facility is repaid by the Company.

The Company and a shareholder have entered into commitments with certain key employees which provide, among other things, that such individuals would receive cash payments aggregating $200 if they are employed by the Company at the closing of the acquisition of the Company by Ampex. The shareholder intends to make these payments at or prior to the closing. In addition, certain of the Company's employees may be entitled to cash payments from the Company in the approximate aggregate amount of $120 if they are terminated in connection with such acquisition.

                          MicroNet Technology, Inc.

             (dollar amounts in thousands, except per share amounts)



8. Commitments and Contingencies (continued)

Contingencies

The Company is currently not in compliance with the stated payment terms with respect to substantially all of its accounts payable. The Company considers itself to be out of compliance with payment terms whenever its payments to particular creditors are beyond such creditors' principal stated payment terms. A significant number of the Company's creditors have from time to time notified the Company that it is in default under the terms of their obligations and have taken or threatened to take collection action against the Company. At or prior to the closing of the acquisition of the Company by Ampex (Note 1), the Company intends to enter into settlements with certain of its account payable creditors.

There are certain legal actions pending against the Company which have arisen in the normal course of operations. In the opinion of management, the ultimate resolutions of such actions are not expected to have a material adverse effect on the consolidated financial position, result of operations, or cash flows of the Company.

9. Net Capital Deficiency

Preferred Stock

The holders of the preferred stock do not have voting rights except as may be required by applicable law. With respect to dividend rights and rights on liquidation, winding up and dissolution, the Series A and B preferred stock rank pari passu with each other and rank senior to the common stock. The liquidation price of each share of preferred stock is $1,000. Holders of the preferred stock are entitled to receive dividends in cash at a rate of 12% per annum of the liquidation price payable quarterly in arrears on February 28, May 31, August 31, and November 30 of each year commencing February 28, 1997. To the extent not declared and paid, dividends are considered in arrears and accumulate, until paid. At December 31, 1997, cumulative preferred dividends in arrears aggregate approximately $960.

In the event of liquidation, the holders of preferred stock are entitled to receive the liquidation price plus accumulated and unpaid dividends. After payment in full of the liquidation price and any unpaid dividends, the holders of the preferred stock are not entitled to any further right or claim to any remaining assets of the Company.

                          MicroNet Technology, Inc.

             (dollar amounts in thousands, except per share amounts)



9. Net Capital Deficiency (continued)

Preferred Stock (continued)

Shares of the preferred stock may be redeemed by the Company at its option on any date set by the Board of Directors at a redemption price per share of $1,000 plus accumulated and unpaid dividends. Holders of the Series B redeemable exchangeable preferred stock (Series B preferred stock) may require the Company to exchange outstanding shares of Series B preferred stock for $1,000 per share, plus accumulated and unpaid dividends; provided, however, that the Company may not effect an exchange unless, after giving effect to the proposed exchange, at least 3,500 shares of Series B preferred stock remain outstanding.

Common Stock

The Class A common stockholders are entitled to one vote for each share and the Class B common stockholders are entitled to 1.4 votes for each share. Except as otherwise provided by law, the holders of the outstanding shares of Class A and Class B common stock vote together as a single class on all matters submitted to a vote of the stockholders of the Company. Each share of Class B common stock is convertible into one share of Class A common stock.

At December 31, 1997, the Company had reserved 54,066 shares of its Class A common stock for future issuance as follows:

      Conversion of Class B common stock                               30,150
      Exercise of stock options                                         1,713
      Exercise of warrants                                             22,203
                                                             -------------------
                                                                       54,066
                                                             ===================




Stock Option Plans

On June 1, 1994, the Company adopted the 1994 Incentive Stock Option Plan (the 1994 Plan). The Plan provided for the grant of stock options to purchase up to an aggregate of 2,500,000 shares of the Company's common stock. Following the December 20, 1996 merger and recapitalization of the Company, all options issued under the 1994 Incentive Stock Option Plan were canceled, and the Company adopted the 1996 Stock Incentive Plan (the 1996 Plan).

                          MicroNet Technology, Inc.

             (dollar amounts in thousands, except per share amounts)



9. Net Capital Deficiency (continued)

Stock Option Plans (continued)

The 1996 Plan provides for the grant of stock options (incentive stock options or non-qualified stock options), stock appreciation rights or limited stock appreciation rights restricted stock, performance shares, deferred stock, or any combination of the forgoing up to an aggregate of 9,414 shares of the Company's common stock. The exercise price of the options will not be less than the market price of the common stock at the time of the grant and shall not in any event, be less than the par value. Stock options shall be exercisable at such time or times as shall be determined by the Board of Directors on the date of grant, but no stock option shall be exercisable more than ten years after the grant date.

Transactions under the plans are as follows:

                                        1997            1996           1995
                                  ----------------------------------------------

      Options outstanding:
        Beginning of period           1,636,500      1,571,500     1,564,000
        Granted                           1,713         73,000        58,500
        Canceled                     (1,636,500)        (8,000)      (51,000)
                                  ----------------------------------------------
        End of year                       1,713      1,636,500     1,571,500
                                  ==============================================
      Option price                      $170.00          $2.00         $2.00
                                  ==============================================
      Options exercisable                   309      1,003,133       600,528
                                  ==============================================

At December 31, 1997, 7,701 shares were available for future grant under the 1996 Plan. Following the acquisition of the Company by Ampex (Note 1), all options under the 1996 Plan are expected to be canceled.

The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for the Plan. Accordingly, no compensation expense was recognized for fiscal years 1997, 1996, and 1995. The impact on the Company's net loss would have been insignificant had compensation cost for the plans been determined consistent with the methodology prescribed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation.

                          MicroNet Technology, Inc.

             (dollar amounts in thousands, except per share amounts)



9. Net Capital Deficiency (continued)

Warrants

In connection with the December 20, 1996 recapitalization (Note 1) and the July 1997 issuance of a note payable to a shareholder for $1,000, the Company issued warrants to certain shareholders of the Company to purchase up to 22,203 shares of Class A common stock of the Company at an exercise price of $.001 per share. These warrants are to be exercised or canceled at or prior to the closing of the acquisition of the Company by Ampex (Note 1).

10. Non-Recurring Operating Expense

In 1995, the Company provided $1,167 to write-off the net value of certain technology acquired in 1994 that management no longer deemed useful.

11. Impact of Year 2000 (Unaudited)

Certain of the Company's computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognize a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculations causing disruption of operations, including, among other things, a temporary inability to process transactions or engage in similar normal business activities. Subsequent to the close of the acquisition of the Company by Ampex (Note 1), the Company's data processing will be converted to Ampex's computer systems.